EXHIBIT 3.1.1


                   Amendment to the Articles of Incorporation

STATE OF WASHINGTON                                           3/16/2004 374150
 SECRETARY OF STATE                                           $60.00 Check #1640
                                                              Tracking ID 688471

                                                           ARTICLES OF AMENDMENT
                                                                 WASHINGTON
                                    FILED                    PROFIT CORPORATION
                             SECRETARY OF STATE
                                  SAM REED                        FEE: $30
                               MARCH 16, 2004
                            STATE OF WASHINGTON                 (illegible)
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- Please PRINT or TYPE in black ink                    For office use only
- Sign, date and return original AND ONE COPY to:      FILED        /   /
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COPORATIONS DIVISION
801 CAPITOL WAY SOUTH - PO BOX 40234
OLYMPIA, WA 98504-0234
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IMPORTANT! Person to contact about this filing              Daytime Phone Number
              Joel Seidner, Esq.                              (with area code)
                                                           (713)461-2627 ext.210
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                     AMENDMENT TO ARTICLES OF INCORPORATION
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NAME OF CORPORATION
(As currently recorded with the Office of the Secretary of State)
                          BENTLEYCAPITALCORP.COM INC.
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USI NUMBER   | CORPORATION NUMBER (if known)  |  AMENDMENTS TO ARTICLES OF
602 021 123  |                                |  INCORPORATION WERE ADOPTED ON
             |                                |  Date: February 27, 2004
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EFFECTIVE DATE      (Specified effective date may be up to 30 days AFTER receipt
OF ARTICLES OF       of the document by the Secretary of State)
AMENDMENT    [_] Specific Date: _____  [X] Upon filing by the Secretary of State
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ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

[_]  Incorporators. Shareholders action was not required
[_]  Board of Directors. Shareholders action was not required
[X]  Duly approved shareholder action in accordance with Chapter 238.10 RCW
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           AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS
If amendment provides for an exchange, reclassification, or ____(illegible)____
  Implementing the amendment must be included. If necessary, attach additional amendments or information.




                                    ARTICLE I

           The name of the corporation is:

                                       Proton Laboratories, Inc.




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SIGNATURE OF OFFICER
This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/s/ Edward Alexander         Edward Alexander, President        March 2, 2004
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                               Printed Name                         Date


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